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                              [LUMENON LETTERHEAD]


            LUMENON'S CANADIAN OPERATING SUBSIDIARY LILT CANADA INC.
                     GRANTED AN EXTENSION OF CCAA PROTECTION

      MONTREAL, QUEBEC, February 7, 2003, -- Lumenon Innovative Lightwave Technology, Inc. (NASDAQ SC: LUMM), announced today that its wholly owned Canadian operating subsidiary LILT Canada Inc. ("LILT") has been granted an extension of the Initial Order issued by the Superior Court of Quebec, on January 8, 2003. The Initial Order of the Court provides LILT with certain relief, including a stay of proceedings and protection from creditors under the Canadian Companies' Creditors Arrangement Act. Pursuant to the Initial Order, all payments in respect to any debt or obligations of LILT existing on or before January 8, 2003 are stayed and suspended pending development by LILT of a restructuring plan.

      The Initial Order was set to expire pursuant to its original terms on February 7, 2003 but LILT had petitioned the Court seeking an extension of the Initial Order for an additional period of thirty-one (31) days. At a hearing of the Court commenced on February 6, 2003 and continued until February 7, 2003, the Court granted LILT an extension of the Initial Order until 6:00 p.m. EST on Tuesday, February 11, 2003. The Court indicated at the hearing that it will sign a Renewal Order on Tuesday, February 11, 2003, which Renewal Order is expected to extend until March 6, 2003 and to be substantially similar in terms to the Initial Order, with some modifications to be finalized and specified at that time.

      ABOUT LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.: Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices, based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology, offer system manufacturers greater functionality in smaller packages and at lower cost than incumbent discrete technologies. Lumenon(TM) is a trademark of Lumenon Innovative Lightwave Technology, Inc.

                                     (more)
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Lumenon/Lilt CCAA Protection Extended
February 7, 2003                                                               2


      For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at http://www.lumenon.com.


                                       # # #

      Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that the Renewal Order will be signed on Tuesday, February 11, 2003 and that it will extend until March 6, 2003 and will be substantially similar in terms to the Initial Order. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

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      8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6,
      Tel: 514.33.3738, Fax: 514.331.1272 www.lumenon.com